APPENDIX B

                THIRD AMENDMENT TO THE
            CERTIFICATE OF INCORPORATION
                         OF
          APPLIED INTELLIGENCE GROUP, INC.

    Applied Intelligence Group, Inc., an Oklahoma
                     corporation
(this "Corporation"), does hereby certify:

    FIRST. Applied Intelligence Group, Inc., an Oklahoma corporation, was incorporated on May 31, 1985.

     SECOND. The Certificate of Incorporation was amended and restated pursuant to the Second Amended and Restated Certificate of Incorporation of this Corporation on April 30, 1996.

     THIRD. This Third Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 77 and 80 of the Oklahoma
General Corporation Act (the "Act").

     THIRD.  Article I of this Corporation's
Certificate of Incorporation is hereby amended to read in its entirety as follows:

                      ARTICLE I

                        Name

          The name of the corporation is "APPLIED
     INTELLIGENCE GROUP, INC.", and, as amended, the name of this Corporation has been changed to "THE viaLink COMPANY."

     FOURTH.  In all other respect this Corporation's
Certificate of Incorporation remains as set forth in the Second Amended and Restated Certificate of
Incorporation of this Corporation.

          IN WITNESS WHEREOF, this Corporation has
caused this Third Amendment to the Certificate of
Incorporation to be signed by its President and
attested by its Secretary this 4th day of September,
1998.
                                   APPLIED
INTELLIGENCE GROUP, INC.
                                   By:_______________________
                                        Robert L.
                                        Barcum
                                        President
ATTEST:


_______________
Robert N. Baker, Secretary